SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

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                         K.L.S. Enviro Resources, Inc.
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                 (Name of Registrant as Specified in Charter)

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(Name of Person(s) Filing Proxy Statement If Other Than The Registrant)

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                         K.L.S. ENVIRO RESOURCES, INC.
                    5500 East Loop 820 South, Suite 100
                           Fort Worth, Texas 76119

          NOTICE OF POSTPONEMENT OF ANNUAL MEETING OF SHAREHOLDERS
                   FROM MARCH 16, 1998 TO JULY 6, 1998

To the Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of KLS Enviro Resources, Inc. ("KLS" or the "Company"), originally scheduled to be held in Salt Lake City, Utah, on Monday, March 16, 1998, at 12:00 noon, local time, has been postponed and rescheduled to be held on Monday, July 6, 1998 at a time and place to be determined.

     Attached to this Notice is a letter from the President of the Company regarding the postponement.

     In connection with the rescheduled meeting to be held on July 6, 1998, and as required by the corporate law of the state of Nevada, the Company's Board of Directors will fix and notify the shareholders of a new record date for the determination of shareholders having the right to notice of, and to vote at, the rescheduled meeting and any adjournment thereof.

     Accordingly, prior to the rescheduled meeting, the Company will deliver to all shareholders a new Notice of Meeting, together with updated forms of Proxy Statement and proxy card. The proxy card previously delivered to you under cover of the Company's Notice and letter dated February 23, 1998 will be deemed to be canceled and will not be used or relied upon by the Company for any purpose. The Company is not at this time requesting your proxy in connection with the rescheduled meeting.

                             By Order of the Board of Directors,


                             Jeffrey N. Clayton, Secretary

Fort Worth, Texas
March 6, 1998

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                         March 6, 1998



Dear Shareholder:

     In recent months the management of KLS has taken important steps to ensure the long-term success of the Company. Our definitive agreement with Britton Bros. Diamond Drilling, Ltd. (British Columbia, Canada) and the subsequent preliminary agreement for financing to allow the completion of the Britton Bros. acquisition are just two of many positive developments that have made us more enthusiastic about KLS' future than ever.

     With a number of things moving in the right direction, and the demands placed on management at this time, we have taken the unusual step of postponing this year's annual meeting of shareholders. We anticipate that the annual meeting will be held on the same day as our regularly scheduled Board of Directors meeting, July 6, 1998. We are confident that by that time it will be possible for management to be more informative regarding the actions we have taken to strengthen our Company and important developments on the horizon.

     We continue to pledge our best efforts toward ensuring shareholder value and a successful future for KLS, and we look forward to reporting our progress to you in future months.

                                    Sincerely,


                                    Raymond K. Kurzon
                                    President

enc.